EXHIBIT 10.2

                                 LEASE AGREEMENT

THIS LEASE, made and entered into this 8TH day of June, 1999, between FIFTY ASSOCIATES, a Massachusetts Corporation, and DEMARTINI/LINDA MAR, LLC, a California Limited Liability Company, hereinafter collectively referred to as "Landlord" and First National Bank of Northern California, a National Banking Association, hereinafter collectively referred to as "Tenant".

                                   WITNESSETH:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter called the "Premises" in the LINDA MAR SHOPPING CENTER, hereinafter called the "Shopping Center", in the City of Pacifica, County of San Mateo, State of California, consisting of the area known as 1450 Linda Mar Shopping Center, as shown on Exhibit "A" attached hereto, containing approximately 4,100 square feet of building area. Exhibit "A" is for the purpose of identification only. This Lease provides no rights for Tenant to any part of the Shopping Center, other than the Premises. Landlord may change the shape, size, location, number and extent of the improvements or tenancies now existing or presently contemplated and eliminate or add any improvements to any portion of the Shopping Center.

2. TERM. Commencement of Term, Commencement of Rent, and Termination Date of
Term.

      a. Commencement of Term: This Lease shall be binding when executed and the term of this Lease shall commence on September 1, 1999.

      b. Commencement of Rent: Tenant's obligation for the payment of rent and additional rent shall commence upon September 1, 1999, hereinafter called "Rent Commencement Date".

      c. Termination of Term: This Lease shall terminate on the last day of the one hundred and twentieth (120th) complete calendar month following the Rent Commencement Date.

3. CONDITION OF PREMISES. Tenant agrees and acknowledges that it has completely inspected the Premises and accepts the same in the condition in which they are now. Tenant currently occupies the Premises under an existing Lease and shall continue in possession when the term of this new Lease commences.

4. RENT.

      A. Fixed Rent. For each and every calendar month during the term of this Lease, commencing on the Rent Commencement Date, without offset or deduction, Tenant shall pay to Landlord, on or before the first day of each month, without notice or demand, fixed rent as follows:

MONTHS:

1-12 Eight Thousand Two Hundred Dollars and No Cents       ($8,200.00)
13-120 During the following monthly periods:
      13-24, 25-36, 37-48, 49-60, 61-72, 73-84, 85-96, 97-108, and 109-120

the Fixed Rent payable for the Premises shall be subject to adjustment in proportion to the changes in the Consumer Price Index. Such adjustment shall be made by multiplying the Fixed Rent due during the
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previous period by a fraction, the numerator of which is the value of the
Consumer Price Index for the calendar month two (2) months preceding the calendar month for which such adjustment is to be made or in the case of bi-monthly publication, three (3) months preceding. and the denominator of which is the value of such index for the calendar month one (1) year prior to the index month used for the numerator. The Consumer Price Index to be used is the Consumer price index, San Francisco-Oakland-San Jose, All Urban Consumers-All Items, published monthly or bi-monthly by the United States Department of Labor, in which 1982-84 equals 100. In no event shall the Fixed Rent due in any year be less than the Fixed Rent due during the prior year.

If the obligation to pay rent shall commence upon a day other than the first day of the calendar month, then the Tenant shall pay, upon such commencement date, a pro-rata portion of the base rent on a per diem basis (based upon a 30-day month) with respect to the fractional part of the calendar month preceding the commencement of the first full calendar month of the obligation to pay rent hereunder.

      B. Past Due Payments. Every installment of rent and every other payment due hereunder from Tenant to Landlord which shall not be paid within ten (10) days after the same shall have become due and payable shall bear interest at the rate of one percent (l%) per month, or at such other maximum rate as shall be allowed by California law, or any successor or substitute law, from the date that the same shall have become due and payable, until paid. It is also agreed that since collection of any amount past due will impose an administrative cost on Landlord, in addition to any fees of collection agents or attorneys, or other out-of-pocket costs, Tenant will pay to Landlord, a sum to reimburse Landlord for such administrative cost equal to five cents ($.05) for every dollar past due as set forth in each billing or other written demand rendered or made by Landlord, computed on the total amount of each such billing or demand, but not to exceed one such billing or demand per month. Said interest and administrative cost shall be considered as additional rent.

5. USE. Tenant agrees to use the Premises solely for the operation of a Federally licensed retail banking financial institution. Tenant shall keep the Premises open for business at all times when a majority of Tenant's branches, as such may exist from time to time, in the nine San Francisco bay area counties are open for business. Tenant currently conducts business in only San Mateo and San Francisco Counties. Tenant will not use, or permit or suffer the use of the Premises for any other business or purpose. Tenant shall conduct its business on the Premises under the trade name of:

                  "First National Bank of Northern California"

Tenant shall employ sufficient personnel for the efficient service of its customers and, generally, employ its reasonable judgment and efforts to operate the business on the Premises. Tenant shall keep all signs and lighting on the Premises turned on at all times when a majority of the stores in the Shopping Center are open for business. Tenant shall keep its Premises clean, and free of rubbish. Tenant agrees to abide by rules established by Landlord for general cleanliness of, and collection of rubbish in, the Shopping Center. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quite enjoyment of any person within five hundred (500) feet of the boundary of the Shopping Center. Tenant shall make no changes in Tenant's use of the Premises, as permitted herein, without Landlord's prior written consent. Landlord's consent shall be at their sole discretion.

Tenant shall not perform any act or carry on any practice which may injure any of the improvements in the Shopping Center or be a nuisance or menace to other tenants of the Shopping Center. Tenant shall neither own nor operate any underground storage tank or keep any Hazardous Materials, as defined below (including without limitation, vehicle fuel, petroleum, or other petroleum product). No auction, fire or bankruptcy sales may be conducted on the Premises without the prior written consent of Landlord. Tenant

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will not, without the prior written consent of Landlord, install any exterior decorations or painting or install any radio or television antennae, loud-speakers, sound amplifiers, or any device on the roof or exterior walls of any of the buildings in the Shopping Center. No loud-speakers, radios or other means of broadcasting to be heard outside the Premises shall be used by Tenant. Tenant shall not use any false or misleading advertising, or engage in any unfair trade practices injurious to other tenants of the Shopping Center. Tenant shall not install or permit the installation of any coin or token operated vending, amusement, or gambling machines in or about the Premises without the prior written consent of Landlord.

Tenant shall, at Tenant's sole cost and expense, comply with all statutes, ordinances and requirements of all county, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises. Without limiting the generality of the foregoing, Tenant shall keep and maintain the Premises, including without limitation, the groundwater on or under the Premises, in compliance with, and shall not cause or permit the same to be in violation of, any federal, state or local laws, ordinances or regulations, now or hereafter in effect relating to environmental conditions, industrial hygiene or Hazardous Materials, as hereinafter defined, on, under, or about the Premises, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601,et seq., the Resource Conservation and Recovery Act, 42 U.S.C., 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C., Section 6901, et seq., The Clean Water Act, 33 U.S.C., Section 1251, et seq., The Clean Air Act, 42 U.S.C., Section 7401, et seq., The Toxic Substances Control Act, 15 U.S.C., Sections 300f through 300j, and any similar state and local laws and ordinances and the regulations now or hereafter adopted, published, and/or promulgated pursuant thereto (collectively, the "Hazardous Materials Laws").

Tenant shall not use, generate, manufacture, treat, handle, refine, produce, process, store, discharge, release, dispose of or allow to exist on., under or about the Premises, any flammable explosives, radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, hazardous or toxic substances or related materials, vehicle fuel, petroleum or other related petroleum products including without limitation, any substances defined as or included in the definition of "Hazardous Substances", "Hazardous Waste", "Hazardous Materials", or "Toxic Substances" under the Hazardous Materials Law (collectively, "Hazardous Materials") except in compliance with all applicable laws.

If after receiving written notice from a county, state or federal authority or Landlord of infractions of or failure to meet any requirement of such authority, Tenant refuses or neglects to comply with the requirement, Landlord may, at its sole discretion, enter the Premises and make such repairs or take any other action necessary, to achieve such compliance on Tenants behalf, and Tenant hereby waives any right to claim or bring an action at law against Landlord based upon any injury or loss resulting from Landlord's action hereunder. Tenant further agrees to pay Landlord's costs for making such repairs or taking any other action, any penalties, liabilities, response costs (including all out of pocket litigation costs and reasonable attorney's fees), plus a surcharge of ten percent (10%) for administrative costs and overhead, as additional rent, upon receipt of a bill therefor from Landlord. Tenant's obligations to comply with all statutes, ordinances and requirements of all county, state and federal authorities to the extent applicable and to pay Landlord's costs, any penalties, and response costs plus a surcharge, as set forth herein, shall survive the termination of this Lease or the transfer of any real property contained in the Shopping Center.

Tenant shall immediately notify Landlord in writing of (i) any and all enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted, contemplated or threatened pursuant to any Hazardous Materials Laws affecting the Premises; (ii) all claims made or threatened by any third party against Tenant, the Premises, or the Shopping Center relating to damage, contribution, cost

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recovery, compensation, loss or injury resulting from any Hazardous Materials
(the matters set forth in clauses (i) and (ii) above are hereinafter referred to as "Hazardous Materials Claims") and (iii) Tenant's discovery of any occurrences or conditions on the Premises, Shopping Center or any real property adjoining or in the vicinity of the Premises which could subject Tenant, the Premises, or the Shopping Center to any restrictions on ownership, occupancy, transferability or use of the Premises of Shopping Center under any Hazardous Materials Laws.

6. UTILITY CHARGES. All charges, including assessments or environmental quality charges, for electricity, water, gas, telephone, sewer service, garbage and any other utility services used by Tenant in connection with its occupancy or use of the Premises, together with connection and service charges and all costs of operating and maintaining the equipment therefor, shall be paid by Tenant.

7. REPAIRS. During the entire term of this Lease, Tenant shall at its sole cost and expense keep, maintain, repair and replace the Premises and every part thereof, including but not limited to, all plate glass and other glazing, show windows and entrance doors, signs, fixtures, equipment and appurtenances thereof (including lighting and plumbing fixtures, and any air conditioning system) and floor covering, in good and sanitary order, condition and repair fit for occupancy (including reasonably periodic painting and termite and other pest treatment of the interior), and cause the Premises to conform to the requirements of any governmental authority by reason of the use to which Tenant may put the Premises, and engage a responsible maintenance contractor to keep all mechanical equipment operating at a maximum efficiency at all times; upon the expiration or any earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in good and sanitary order, condition and repair, reasonable wear excepted, and put all such equipment in as good working order and condition as the same was in at the start of the Lease or any subsequent installation date, reasonable wear excepted. Without limiting the generality of the foregoing, Tenant shall at its sole cost and expense perform each and every obligation set forth in this Lease. Tenant shall not make any changes, or additions to the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. All additions made by Tenant shall become part of the Premises and shall be the property of Landlord. Tenant shall not permit any lien to stand against the Premises for labor or material furnished or claim to have been furnished to Tenant or at its discretion or sufferance. If any such lien shall be filed against the Premises, Tenant shall cause the same to be discharged within the ten (10) days after actual notice of such filing, by payment, deposit or bond. Landlord shall have the right to post and keep posted on the Premises any notices which Landlord may deem to be proper for protection from liens. The right to approve and control all signs and advertising devices on or visible from the exterior of the Premises is reserved by Landlord.

8. INSURANCE AND CASUALTY. All risk of damage to property in or about the Premises from any cause and to whomever belonging, and all risk of injury to or death of a person or persons in or about the Premises from any cause is hereby assumed by Tenant. Tenant agrees to waive and to indemnify and defend Landlord and agent of Landlord against all claims arising out of any such damage, injury or death and hold Landlord harmless from, any liability and expense whatsoever, including but not limited to, reasonable attorney's fees, arising out of such damage, injury or death. Tenant shall during the term of this Lease maintain in force a policy of insurance, issued by insurance companies with general policyholder's rating of not less than A and a financing rating of IX as rated in the most current available "Best Insurance Reports" and qualified to do business in California, insuring Tenant against liability for the injury to, or death of a person or persons and damage to property occurring in or about the Premises. The liability of the insurer under such policy or policies shall not be less than Two Million Dollars ($2,000,000.00) for combined single limits each occurrence, bodily injury and property damage liability. Such policy shall name Landlord as defined herein above, Louis W. Demartini & Associates, Inc., a California Corporation, Gabrielsen & Company, property managers, and agent of Landlord. if any, as additionally insured parties. The adequacy of the coverage afforded by said public liability insurance and property damage liability insurance shall be subject to review by the Landlord from time to time, and if it

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appears in such a review that a prudent businessman in California operating a similar business to that operated by Tenant on the Premises, would increase the limits of his public liability insurance and/or property damage liability insurance, Tenant shall, to that extent, forthwith increase such limits. All public liability and property damage policies shall contain a provision that the Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its agents and employees, by reason of the negligence of the Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance delivered to Landlord must contain a provision that the company writing said policy will give to Landlord no less than thirty (30) days notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts or change in coverage of such insurance. All public liability, property damage and other causality policies shall be written as primary policies. not contributing with and not in excess of coverage which Landlord may carry. Tenant shall also maintain in force during the term of this Lease all insurance required under the California Labor Code, Sections 3200 through 6208, and under any other similar law, ordinance or regulation which may be necessary to protect Landlord against any liability under such law, ordinance or regulation arising from occupancy of Tenant on the Premises.

Landlord shall keep that part of the Center in which Tenant's Premises are located insured against loss or damage by fire, with an all risk coverage endorsement, in an amount equal to at least eighty per cent (80%) of the insurable value thereof, plus such other insurance (e.g., against vandalism, malicious mischief, loss of rents, sprinkler leakage, etc.) as Landlord may deem appropriate. Tenant shall pay to Landlord as additional rent hereunder its proportionate share of the fire, all risk coverage and other insurance coverage in which the Premises are located within ten (10) days after Tenant's receipt of Landlord's invoice therefor. Such portion shall be determined as follows: Tenant shall pay that portion as shall be equal to the product obtained by multiplying the total amount due by a fraction, the numerator of which shall be the gross floor area of the Premises and the denominator, the gross floor area of all stores in the Shopping Center so insured. All insurance policies insuring property of Tenant located on the Premises shall, if obtainable without additional expense, provide that the insurer shall not acquire by subrogation any right of recovery which Tenant has expressly waived prior to the occurrence of the loss. Without limiting the generality of the foregoing above, Tenant hereby waives any right of recovery against Landlord for any loss or damage to such property of Tenant. Any insurance policy carried by Landlord insuring the Premises against loss or damage by fire or other hazards shall, if obtainable without additional expense to Landlord, provide that the insurer shall not acquire by subrogation any right of recovery which Landlord has expressly waived prior to the occurrence of the loss. Landlord hereby waives any right of recovery against Tenant to the extent of actual recovery under any such policy for any such loss or damage to the Premises.

Should the Premises be partially destroyed during the term of this Lease from any insured cause, Landlord shall forthwith repair the same if such repairs can be made, under applicable laws and regulations, within sixty (60) days after the date of such partial destruction, but such partial destruction shall in no way affect this Lease except that, (unless the damage is the result of the negligence or misconduct of Tenant or Tenant's employees, licensees, concessionaires, sublessee, assignees, agents or invitees of Tenant), Tenant shall be entitled to a proportionate reduction of the fixed rent until such repairs have been substantially completed. If such repairs cannot, for any reason, be made within a sixty (60) day period, Landlord may nevertheless, at its option make the same within a reasonable time, with this Lease to continue in full force and effect with the fixed rent to be proportionately reduced as above. If Landlord does not elect to make repairs which cannot be made within said sixty (60) day period, or if the required repairs cannot be made under applicable laws and regulations, this Lease may be terminated by either party by giving written notice to the other. Any provisions given herein notwithstanding, if the building of which the Premises are a part is destroyed to the extent of at least thirty three per cent (33%) of the replacement cost, Landlord may elect to terminate this Lease, whether the Premises are injured or

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not; further, Landlord shall not be required to make any repairs hereunder during the last one (1) year of the term of this Lease, and that if during that one (1) year Landlord decides not to make repairs, this Lease shall terminate, and Landlord shall not be obligated to restore, repair or replace any property of Tenant.

9. TAXES. All property taxes levied against the Premises during the term of this Lease will be paid by Tenant. For each tax year during the term hereof, Tenant shall pay Landlord as additional rent hereunder the total dollar amount of real property taxes levied with respect to the Premises. If the Premises are assessed with other property as part of one or more parcels, Tenant shall pay that portion of the tax which is reasonably allocated to the Premises. "Real Property Taxes" are defined as: real property taxes and general and special assessments; sewer and water bonds; charges levied or assessed by any governmental agency with respect to the Premises; taxes of every kind and nature whatsoever (other than state and federal income taxes measured by the net income of Landlord from all sources) levied or assessed entirely or partly in lieu of existing or additional real property ad valorem taxes on the land and building in which the Premises are situated or upon or measured by rental payable hereunder; and the cost of contesting by appropriate proceedings the amount or validity of any such tax, assessment or charge. The additional rent payable in respect of each tax year shall be paid to Landlord within fifteen (15) days from receipt of billing by Tenant. Before delinquency, Tenant shall pay all taxes and similar charges levied upon or assessed against equipment, furniture, fixtures, inventory, and other property of Tenant situated on the Premises during the term of this Lease, and upon demand shall reimburse Landlord for any and all taxes payable by Landlord attributable to the cost of value of equipment, furniture, fixtures and other property of Tenant located on the Premises or by the cost of value of any leasehold improvements made in or to the Premises by or for Tenant, other than work by Landlord, if any, regardless of whether title to such improvements shall be in Landlord or Tenant.

10. COMMON AREAS. The common areas in the Shopping Center shall be for the non-exclusive use of customers of Tenant in common with the customers of other tenants of the Shopping Center and others and Landlord shall keep such areas landscaped, paved, marked, lighted and cleaned, Tenant agrees to pay to Landlord, as additional rental, upon demand, a proportionate share of all costs and expenses of operating. managing and maintaining the Shopping Center, determined by multiplying such costs and expenses by a fraction, the numerator of which is the total building area of the Premises as per paragraph one (1) above, and the denominator of which is the total occupied building area of all tenants, as such may exist from time to time in the Shopping Center. The cast of common area maintenance and operation of the Shopping Center shall mean, without limitation, the total cost and expense incurred by Landlord in operating and maintaining the Shopping Center, specifically including without limitation: taxes levied with respect to the common areas; the cost of water and electricity; gardening and landscaping; the cost of public liability, property damage, and all risk casualty and hazard insurance (including standard fire and extended coverage with a loss of rents endorsement), providing such coverage and in such amounts of coverage as Landlords shall determine or otherwise be required to carry; re-striping, repairing and otherwise resurfacing parking areas; maintenance and repairs of all exterior walls (excluding storefronts), all roofs (except if such maintenance is required by a structural fault), directional signs and markers, lighting fixtures (including equipment and bulb replacement) water, electrical, sewer and storm drain and other utility lines; refuse and garbage removal; janitorial services and supplies; all billing, bookkeeping, auditing, management and legal expenses; the cost of supplies and small tools to accomplish all maintenance services; the reasonable cost of services contracted out, such as but not limited to security, fire sprinkler system monitoring and maintenance, direction or controlling of parking, grounds keeping, tree trimming or termite or other pest treatment service. governmental and other inspection fees; plus ten per cent (10Sb) of the cost of the foregoing items to cover Landlord's administrative costs and overhead in connection with the operation. management and maintenance of the Shopping Center, excluding only capital expenditures for the original construction, the cost of remedying structural faults of the buildings, principal and interest on mortgage indebtedness. In addition, Landlord may establish and maintain a

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reserve fund for major expenses such as repaving of parking areas or re- roofing of building. The term "taxes levied with respect to the common areas" as used in the foregoing sentence shall mean real property taxes, general and special assessments and charges levied or assessed by any governmental agency with respect to the common areas, personal property taxes on personal property of Landlord used in the operation of the Shopping Center, taxes of every kind and nature whatsoever, other than state and federal income taxes measured by the net income of Landlord from all sources, levied or assesses wholly or partly in lieu of existing or additional real or personal property ad valorem taxes on the common areas of such personal property, and parking surcharge or similar imposition now or hereafter imposed by any governmental agency, and the cost of contesting by appropriate proceedings the amount of validity of any of the aforementioned taxes, assessments or charges. The share for Tenant of such costs and expenses of maintaining and operating such common areas may be estimated by Landlord, subject to adjustment in future billing to Tenant. After the end of each year, Landlord shall compute the costs and expenses of maintaining the areas referred to in this paragraph during the preceding year. If the share for Tenant of such costs and expenses is greater or less than the sum previously billed to and paid by Tenant during said year, the difference shall be paid by or credited to Tenant. Tenant shall insure that no employees, licensees, suppliers, concessionaires, sublessees, or assignees of Tenant park their vehicles in the Shopping Center except in areas designated by Landlord for employee parking. The right is reserved by Landlord to promulgate reasonable regulations for use of the common areas including, but not limited to, the making of reasonable charges for the use thereof, as Landlord may solely deem to be in the best interest of the Shopping Center (See Exhibit "E" for current rules and regulations). Tenant agrees to be bound by such regulations. By definition, "common areas" shall mean all parts and facilities in the Shopping Center designated from time to time by Landlord for the common use and benefit of tenants of the Shopping Center and their customers, employees, and invitees. The common areas shall include to the extent the same designated, but are not limited to, parking areas, mail areas, roof areas, and landscaped areas. At all times, exclusive control of the common areas shall be by Landlord and at any time, Landlord may make any changes in the best interest of the Shopping Center.

11. MODIFICATION OF COMMON AREAS. Tenant shall make no changes in the common areas and shall make no changes to the Premises which may cause or result in the need to make any changes in the common areas, or result in the Shopping Center, including its on-site and off- site improvements, not being in full compliance with all municipal, county, state, federal, or other governmental ordinances, codes, statutes, regulations or other regulatory requirements, (referred to in this Lease as "Governmental Requirements"). Landlord makes no warranty that Tenant's intended use and occupancy of the Premises shall be in compliance with or permitted by applicable Governmental Requirements, and Tenant shall be responsible and pay for the cost of complying with all Governmental Requirements which arise from Tenant's use and occupancy of the premises.

12. CONDEMNATION. In the event that all or any part of the Premises shall be condemned and taken by eminent domain or be conveyed to any entity having such power under threat of exercise thereof, this Lease shall automatically terminate as to the portion of the Premises which is condemned. The entire compensation payable in respect of such condemnation shall be paid to Landlord, and Tenant hereby irrevocably assigns to Landlord any right to such compensation to which Tenant may become entitled, except as to any part thereof attributable to the taking of property of Tenant. If a part of the Premises is condemned and the portion of the Premises remaining will not be reasonably suitable for the operation of Tenant, this Lease may be terminated by either Landlord or Tenant at any time within forty-five (45) days after the date of possession by condemnor. If this Lease is not so terminated or if the remaining part of the Premises will be reasonably suitable for the operation of Tenant, this Lease shall continue in full force and effect as to such remaining part; provided, however, that the fixed rent shall be reduced in the same proportion that the floor area included in the Premises is reduced by such condemnation.

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13. DEFAULT. In the event that at any time Tenant shall fail to perform or comply with any covenant or condition required under this Lease, Landlord may, without prior notice or demand cure such breach for the account and at the expense of Tenant, with or without exercising any other right available. If, because of such breach, Landlord incurs any expense whatsoever, all such costs and damages incurred by Landlord, together with interest thereon at the rate of twelve percent (12%) per annum shall be immediately due and payable by Tenant to Landlord. Tenant shall be in default under this Lease if Tenant fails or omits to pay any rent or other sum payable hereunder for a period of ten (10) days after the same is due; or if Tenant shall make a transfer contrary to the provisions of this Lease or shall abandon or vacate the Premises; or fails to observe, keep or perform any of the other terms, covenants, agreements or conditions contained herein after thirty (30) days written notice of such failure by Landlord, or if Tenant shall file a petition in any court having for its purpose the adjudication of Tenant as bankrupt or insolvent, or the reorganization or liquidation of its assets; or any such petition shall be filed against Tenant and the proceedings not be dismissed within sixty (60) days after the filing of the same; or if a receiver shall be appointed with authority to take possession of the premises; or a writ or process of attachment or execution shall be levied on the leasehold estate created hereby and not be released or satisfied within sixty (60) days thereafter; or if Tenant shall make a transfer in fraud of creditors or an assignment of its property for the benefit of its creditors In the event of any default, Landlord may, at its option, terminate this Lease by giving written notice to Tenant. Landlord may then or at anytime thereafter, re-enter the Premises and remove therefrom all persons and property and repossess the Premises, without prejudice to any other remedies that Landlord may have. Landlord shall also have the rights provided by the California Code of Civil Procedure. Sections 1161 & 1161.1. In the event that the Landlord elects to terminate this Lease, Tenant shall be liable for the payments and rents unpaid prior to the termination and for all expenses and other damages, both direct and consequential, suffered by Landlord as a result of the early termination of this Lease, irrespective of whether they were incurred before or after terminating the Lease. If Tenant breaches this Lease and abandons the Premises and Landlord does not elect to terminate this Lease for such breach and abandonment, this Lease shall continue in full force and effect and Landlord shall have all of the rights provided by California Code of Civil Procedure Section 1161. Landlord may also relet Premises as attorney-in-fact for Tenant for such term, which may extend beyond the term of this Lease, and upon such other terms and conditions as Landlord may deem appropriate without any obligation to Tenant. Landlord may do all things reasonably necessary for such reletting, including repair and renovation, and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith. The foregoing, notwithstanding, Landlord may at any time elect to terminate this Lease for any previous breach or default hereunder by Tenant which remains uncured or for any subsequent breach or default. In order to establish the rent due under a termination of this Lease, or if Tenant abandons the Premises, the monthly rent shall be the sum of the fixed rent plus common area, insurance, and tax charges during the twelve (12) preceding months.

14. ASSIGNMENT AND SUBLETTING.

      A. Restriction on Assignment and Subletting. Tenant shall not assign this Lease, or any interest herein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the said Premises, or any portion thereof, without the prior written consent of Landlord; and a consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. Tenant shall pay the reasonable charges of Landlord and/or Landlord's agent incurred in reviewing each requested assignment but not less than fifty percent (50%) of rental for one (1) month. This Lease shall not, nor shall any, interest herein, be assignable, as to the interest of Tenant, by operation of law, without the written consent of Landlord. Landlord may, in addition to any other reason supportive of refusal to consent, refuse to consent to an assignment, subletting, occupation or use because of an honest belief reasonably formed:

            1) That the proposed assignee is financially unable to perform in accordance with the terms of this Lease; or

            2) That the use to be made of the Premises by the proposed assignee, subtenant or other person is not within the scope of use as specified in paragraph five (5); or

            3) That the proposed subletting, occupation or use would increase the possibility of default by Tenant hereunder.

      B. Change of Control. If Tenant is a corporation, partnership or other entity, the consent of Landlord shall be required prior to any change in the operating control of Tenant's business, whether as a result of any sale of assets, transfer of stack or other ownership interest, merger, consolidation, spinoff or otherwise, and whether by operation of law or any other disposition. Any such change in the present operating control of Tenant's business shall be deemed to be an assignment, and Landlord shall have the right, at its option, to terminate this Lease in the event of any such assignment without Landlord's consent. Landlord may, in addition to any other reason supportive or refusal to consent, refuse to consent to any such change in the operating control of Tenant's business because of an honest belief reasonably formed that the proposed transfer would increase the possibility of default by Tenant hereunder.

      C. No Release of Tenant. If this Lease is assigned, Landlord may collect rent from the assignee and apply the net amount collected to the rent herein reserved, but no such assignment shall be construed as a release of Tenant from the further performance by Tenant of covenants on the part of tenant herein contained. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of its terms, covenants and conditions of this Lease.

15. RELOCATION. At any time during the term of this Lease, Landlord may relocate Tenant to other similar space within the Shopping Center upon giving Tenant ninety (90) days' advance written notice of said intention. Said space shall be approximately e9ual in size, dimensions, and interior finish to that demised under this Lease. Landlord shall, at its sole cost and expense, bear the cost of said relocation including, but not limited to, the cost of moving and relocating of Tenant's personal inventory and trade fixtures.

16. SUCCESSORS. All rights and duties of Tenant and Landlord hereunder shall inure to the benefit of and be binding upon their respective heirs, executors, administrators, successors in interest and assigns, subject, however, to the provisions of paragraph 14 and 21 hereof.

17. PROMOTION FUND. Landlord may, but shall not be obligated to establish a promotion fund for the promotion or benefit of the Shopping Center (the "Promotion Fund"). Tenant shall pay monthly to Landlord, as additional rent during the Lease term in which there is a Promotion Fund, for the purpose of creation and maintenance of the Promotion Fund, an amount equal to $50.00 per month (the "Promotion Fund Charge"). The Promotion Fund Charge shall be payable monthly in advance during each lease year. The Promotion Fund Charge shall be subject to annual adjustment on each anniversary of the date of establishment of the Promotion Fund in proportion to changes in the Consumer Price index. Such adjustment shall be made by multiplying the Promotion Fund Charge by a fraction, the numerator of which is the value of the Consumer Price index for the calendar month three (3) months preceding the calendar month for which such adjustment is to be made, and the denominator of which is the value of such index for the calendar month one (1) year prior to the index month used for the numerator. The Consumer Price Index to be used is the Consumer Price Index, United States City Average, All Urban Consumer-All Items, published monthly by the United States Department of Labor, in which 1967 equals 1DO. Tenant agrees to advertise Tenant's business in the Premises in advertising designated or sponsored by Landlord and/or the Linda Mar Merchant's Association. Tenant agrees to purchase during each lease year newspaper advertising space of not less than the following, on the basis of the number of square feet of floor area in the
Premises: (i) Fifteen Hundred (1,500) square feet or less of floor area-one-fourth (1/4) page; (ii) Between fifteen and one (1,501) square feet and three thousand (3,000) square feet of floor area-one-half (1/2) page; and (iii) three thousand and one (3,001) square feet or more of floor area one full page. Upon request therefor by Landlord and/o the Promotion Fund Director, Tenant shall promptly submit its copy for such advertising. In the vent Tenant fails or refuses to submit its copy for such advertising in a timely manner, then and in addition to any other remedies resulting from such default by Tenant, Landlord or the Linda Mar Merchant's Association may do so, and any amounts expended by Landlord or the Linda Mar Merchant's Association in connection therewith shall be deemed to be additional rent and shall be paid by Tenant to Landlord on demand. All advertising pursuant to this Section shall, at the option of Landlord and/or the Linda Mar Merchant's Association, refer to the location of the Premises and shall include the name of the Shopping Center.

18. NON-COMPETITION. Tenant agrees not to operate, directly or indirectly, in any way, any business similar to that conducted on the Premises during the term of this Lease which is located or to be located within a radius of one and one half (1.5) miles from the Premises. The parties hereto agree that in the event of a breach of this paragraph, as sole remedy of Landlord for such breach, the Tenant's annual Fixed Rent shall be increased by Two Dollars ($2.00) per square foot effective the date of Tenant's opening of any business in violation of the foregoing. Notwithstanding the above, Tenant shall be permitted to operate one automated teller machine in the Rockaway Beach area.

19. ENTRY RIGHT. Landlord or its duly authorized agents may enter the Premises at all reasonable times during business hours or at any time in the event of an emergency. Tenant hereby waives any claim for damages for any loss occasioned by any such entry.

20. NOTICES. All notices and rentals required hereunder shall be sent by first class mail addressed as follows: If to the Landlord, to GABRIELSEN & COMPANY, 711 GRAND AVENUE, SUITE 250, SAN RAFAEL, CA 94901, and Fifty Associates, 50 Congress Street, Suite 543, Boston, MA 02109, and if to Tenant, at the Premises or at such other addresses as may be from time to time as specified by notice.

21. MERGER. Should this Lease be surrendered by Tenant or mutually canceled, this shall not cause a merger, but shall, at the option of the Landlord, operate as an assignment to Landlord of any or all such subtenancies.

22. SALE. If Landlord shall sell or transfer or terminate the interest of Landlord in the Premises at any time hereafter, regardless of cause, Landlord shall be released from any further Liability to Tenant except any claim that has accrued on or before the date of such transfer or termination.

23. SURRENDER. At the expiration of this Lease term, or any earlier termination, Tenant shall immediately surrender and deliver up the Premises to Landlord and remove from the Premises all personal property of Tenant and repair all damage to the Premises resulting from such removal. Any holding over by Tenant after the expiration of the term shall not constitute a renewal or extension hereof or give Tenant any rights to the Premises. It is understood and agreed that Landlord will not renew or extend the term of this Lease, unless Landlord hereafter agrees in writing to do so.

24. NON-WAIVER. No failure by Landlord to demand performance by Tenant of any covenant of this Lease, shall be construed as a waiver thereof, nor shall any practice between the parties hereto be construed to waive the right of Landlord to enforce performance by Tenant of all terms of this Lease. No acceptance of rent with knowledge of any breach shall be deemed a waiver thereof.

25. SECURITY DEPOSIT. This Paragraph is intentionally deleted.

26. NO PARTNERSHIP. By entering into this Lease, there is no intention to create a partnership and the parties state specifically that they are not partners.

27. SEVERABILITY CLAUSE. If any term or provision of this Lease or the applicability thereof to any person or circumstance shall, to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provisions to persons other to those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law, and this Lease shall remain in full force and effect.

28. TIME. Time is of the essence of this agreement and of each and every provision hereof.

29. SUBORDINATION. Tenant shall, when requested by Landlord, promptly execute and deliver such written instruments as shall be deemed necessary to subordinate this Lease to all mortgages or other instruments in the nature of a mortgage, provided that the holder of such mortgage or other secured party agrees in writing with Tenant, in the event of a foreclosure or similar action, to recognize Tenant, so long as Tenant is not in default hereunder, pursuant to the terms of this Lease.

30. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall, upon not less than fifteen (15) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing, certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the fixed annual rent and additional rent or to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail); and the dates to which the annual fixed rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this paragraph 30, may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any such mortgagee. At any time during the term of this lease, Tenant shall, upon fifteen (15) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

31. ATTORNEYS' FEES. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant arising out of Tenants occupancy of the Premises or any act of Tenant concerning the Premises of this Lease, or in case suit shall be brought for recovery of possession of said Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained, on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred in connection therewith, including a reasonable attorneys' fee. In case suit shall be brought by Tenant against Landlord for breach of any of Landlord's covenants herein contained and a breach shall be established, Landlord shall pay to Tenant all expenses incurred therefor, including a reasonable attorney's fee.

32. LICENSES. Immediately after execution of this Lease, Tenant at its sole cost and expense shall petition all appropriate governmental agencies for the purpose of obtaining all variances, appropriate licenses, and zoning, rezoning, use, building and other permits ("variances, licenses, and permits") necessary for Tenant's intended use of the Premises. Tenant at its sole cost and expense shall comply with all conditions and requirements imposed by such governmental agencies as conditions for the granting of such variances, licenses, and permits. Tenant shall notify Landlord in writing when all the necessary variances, licenses, and permits have been obtained. If Tenant is unable to obtain such variances, licenses, and permits, or any of them, within sixty (60) days after the date of this Lease, or if Tenant does not fully comply with the terms and conditions imposed upon such variances, licenses, and permits, or any of them, within thirty (30) days after obtaining such variances, licenses, and permits, then Landlord may at any time prior to Tenant's obtaining all such variances, licenses, and permits and full compliance with the terms and conditions thereof, elect to terminate this Lease by giving written notice of termination to the other party.

33. REMODELING. Tenant to remodel and complete the Premises at its sole cost and expense.

      (a) Prior to construction, Tenant shall furnish to Landlord plans and specifications for all work to be performed, which plans and specifications shall be attached hereto as Exhibit D and made a part of this Lease.

      (b) All such plans and specifications shall fully comply with all governmental requirements of the City of Pacifica, County of San Mateo, State of California, and shall not result in Landlord incurring any cost or expense in connection with the Shopping Center, the common areas, or the Premises.

      (c) Tenant shall not commence the work to be performed or installation of any tenant improvements without Landlord's prior written approval of Tenant's final plans and specifications.

      (d) SIGNS: Tenant shall erect a sign over Tenant's storefront sixty (60) days from Tenant's opening for business in the Premises, securely attached to and parallel to said walls. Such sign shall be no larger than permitted by Landlord and shall be subject to Landlord's prior written approval, which approval Landlord shall not be unreasonably withheld. Tenant shall not erect any signs other than customary trade signs identifying its business. Tenant shall, at Tenant's sole cost and expense, obtain all approvals required by the local governing authority(ies) prior to installing any such sign and shall maintain said signs in good working order at all times consistent with a first class shopping center. Should Landlord or the City of Pacifica give Tenant notice that repairs to said signs are needed. then Tenant shall perform such repairs within ten (10) days after receipt of such notice. If Tenant fails to repair or maintain its signs within the period imposed herein, Landlord may perform the repairs and Tenant shall reimburse Landlord for any and all expenses incurred by Landlord to complete said repairs.

Tenant shall remove all exterior Tenant signs prior to the termination of this Lease and shall repair any damage caused by such removal, unless Landlord provides a written notice to Tenant prior to the termination of this Lease instructing Tenant to leave all or a part of the exterior Tenant signs in place.

In the event Landlord elects to remodel the exterior of the Shopping Center and/or revise the general sign program of the Shopping Center after September I, 1999, and such event requires Tenant to remodel or replace the above referenced Tenant sign, Tenant and Landlord shall each bear half the expenses in connection with the removal of Tenant's signs and the reinstallation of same, or if required the cost of a new sign and the installation of same, in accordance with the revised general sign program of the Shopping Center.

34. COMMENCEMENT OF REMODELING. Tenant shall commence construction of Tenant's improvements not later than thirty (30) days after receiving all said variances, licenses, and permits, including governmental approval of Tenant's signage. Landlord has the right to approve Tenant's signs; however, such approval shall not be unreasonably withheld.

35. CONSTRUCTION AND ALTERATION OF IMPROVEMENTS TO THE SHOPPING CENTER. Landlord hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the Premises are situated. Landlord also reserves the right to construct other buildings or improvements in the Shopping Center, including parking and other common area, from time to time, and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining the same and to construct double-deck or elevated parking facilities.

Tenant agrees that it shall not in any way prevent, interfere with or obstruct the undertaking of any changes to the Shopping Center, as provided herein above, and hereby waives any claim for damages which may result therefrom, including but not limited to, any damages from noise, dirt, dust, vibration and restrictions of light, air and access during any demolition of existing improvements or erection of new improvements or thereafter from any other cause whatsoever. It is expressly understood and agreed that any diminution of light, air or access by any structure which may be erected adjacent or attached to or above the building in which the Premises are located shall not affect this Lease or impose any liability on Landlord or be construed as a constructive eviction or grounds for reduction or abatement of rent or additional rent.

36. AIR CONDITIONING. Tenant agrees at its sole cost and expense to maintain its heating, ventilating, and air conditioning (HVAC) unit and to have said unit serviced under a maintenance contract by a licensed HVAC contractor. Copies of said maintenance contract will be sent to Landlord upon receipt by Tenant.

37. LANDLORD'S RIGHT TO RECAPTURE. Landlord shall have the right to recapture up to One Thousand Three Hundred Sixty Seven (1,367) square feet of the southern end of the Premises as marked in orange on Exhibit "A" (the "Recapture Area") and construct an adjacent expansion area. Landlord may give notice in writing to Tenant of its election to recapture said Recapture Area at any time. ninety (90) days after the date of Landlord's notice (the "Recapture Effective Date") Tenant shall immediately surrender and deliver up the Recapture Area to Landlord. Failure of Tenant to deliver the Recapture Area to Landlord within the above ninety (90) days shall be a material default of this Lease.

If Landlord recaptures the Recapture Area, Landlord shall reimburse Tenant for the unamortized cost, amortized on a straight line basis over the ten year term of the Lease, of the new metal roof facade that was installed over the Recapture Area in accordance with Exhibit B, "Work by Tenant in Premises".

The square footage of the Premises as defined in paragraph 1 of this Lease shall be amended as of the Recapture Effective Date to be the "Remaining Premises" which shall be computed as follows: the original square footage (4,100 s.f.) minus the Recapture Area square footage equals the new square footage "Remaining Premises". Commencing on the Recapture Effective Date, the monthly Fixed Rent defined in Paragraph 4 of this Lease shall be re-computed by multiplying the Fixed Rent defined in Paragraph 4 by a fraction the numerator of which is the Remaining Premises and the denominator of which is 4,100, with the resultant being the Fixed Rent from the Recapture Effective Date which shall be adjusted annually in accordance with Paragraph 4.

38. OBLIGATIONS. The obligations of each of the parties signing hereinafter under this Lease shall be joint and several.

39. GOVERNING LAW. This Lease shall be interpreted and construed under the laws of the State in which the Premises are situated.

40. COMPLETE AGREEMENT. No oral agreements exist between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any previous understandings. There are no representations between Landlord and Tenant other than those contained in this Lease, and Tenant has not relied on representations not set forth in this Lease. Time is of the essence hereof. If any of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any way, such invalidity, or unenforceability shall not affect any other provisions of this Lease, and this Lease shall be construed as if such said provisions had not been contained herein.

IN WITNESS WHEREOF, The parties have executed this Lease in duplicate as of the day and year first written above.

TENANT:                                  LANDLORD:

FIRST NATIONAL BANK                      FIFTY ASSOCIATES,
OF NORTHERN CALIFORNIA,                  a Massachusetts Corporation
a National Banking Association

   /s/ Paul B. Hogan                        /s/ George M. Lovejoy, Jr.
-----------------------------------      --------------------------------------
                                         George M. Lovejoy, Jr.,
                                         President

-----------------------------------      --------------------------------------
Date                                     Date

   /s/ James B. Ramsey                   DEMARTINI/LINDA MAR, LLC,
-----------------------------------      a California Limited Liability Company

                                         BY: LOUIS W. DEMARTINI & ASSOCIATES,
-----------------------------------      INC.,  A Corporation, General Manager
Date
                                            /s/ Louis W. Demartini
                                         --------------------------------------
                                         Louis W. Demartini
                                         President

                                         --------------------------------------
                                         Date

                                            /s/ Stephen W. Demartini
                                         --------------------------------------
                                         Stephen W. Demartini
                                         Vice President

                                         --------------------------------------
                                         Date

                                   EXHIBIT "A"

                           LINDA MAR SHOPPING CENTER


          [GRAPHIC OF PREMISES, RECAPTURE AREA, EXPANSION AREA OMITTED]

                                   EXHIBIT "B"

WORK BY LANDLORD

      1. Landlord shall install a new flat roof on the Premises in the following manner:

            (a) remove all roofing and roof related sheet metal down to wood board decks and haul away.

            (b) block all drain openings with rags or paper to prevent debris from dropping onto them.

            (c) install fiberboard cant strip in all wall angles prior to roofing.

            (d) apply a complete 4-ply built up roof system consisting of 1-ply of 28 pound fiberglass base sheet, nailed, and 3-plies of 12 pound fiberglass ply sheet over area, solid mopped between plies with hot asphalt at a rate of 23 pounds per square 100 square feet.

            (e) furnish and install new sheet metal vents, pipe collars, and outlets set in a full bed of industrial roofing cement and sealed with irish flax and hot asphalt.

            (f) install metal gravel stop at all roof edges, sealed on top with webbing and hot asphalt.

            (g) flood coat entire roof area with 60 pounds per 100 square feet of hot asphalt and embed gravel at a rate of 400 pounds per 100 square feet.

Tenant, at their sole cost and expense, shall lift all mechanical equipment and electrical conduits off the roof to allow for this work.


 WORK BY TENANT IN PREMISES

      1. Tenant's work is defined as ALL work necessary to complete the construction of the premises in accordance with the approved plans (defined to be such plans and specifications prepared by Tenant and finally approved by Landlord in writing in the manner hereafter provided).

      2. Tenant shall install a new blue roof mansard using the same materials as used in the 1998 remodel of the Shopping Center. Said mansard shall be approved by Landlord's architect for design and appearance prior to installation.

      3. All Tenant's work shall be strictly in accordance with the requirements of all governing codes and ordinances, all underwriters, Landlord's insurance carrier or rating organization, any standard or general design specification set forth by Landlord, all public utility companies serving the Shopping Center, and Landlord's mortgage lender(s), if any. Tenant shall obtain permits and approvals from all authorities for its work and shall obtain a Certificate of Occupancy at completion. Tenant shall make arrangements for separate metering of all utilities not supplied by Landlord and, at Landlord's option, re-registering meter(s) for utilities supplied by Landlord (or Landlord may make such arrangements on behalf of Tenant) and Tenant shall pay all charges, cost of meters and connection fees for same. All fire protection equipment, required by any governmental entity, shall be the sole responsibility of Tenant.

      4. Tenant' s work shall specifically conform to the following general criteria:

            a) All tenant signing shall be in conformity with Landlord's standard specifications and criteria to be issued.

            b) The premises shall have a Heating, Ventilating and Air Conditioning (HVAC) system adequate to heat and cool the premises so as not to draw off adjacent HVAC unit systems. (All roof-mounted equipment must be placed and installed to Landlord's specifications, including properly waterproofing any roof openings that pierce the built-up roofing surface).

            c) Tenant shall have fully operating restrooms.

            d) The customer area shall have suitable finished flooring material approved by Landlord's architect.

            e) No mezzanine space (for either selling or storage purposes) may be constructed without Landlord's specific approval, In the event of an approval, Landlord shall be entitled to rent for any such mezzanine space in an amount to be agreed upon.

            f) Tenant shall not use or install during construction any Hazardous Materials in the premises.

            g) Tenant, at its cost, shall be responsible that the Premises and all improvements in or on the Premises and Tenant's use and occupancy of the Premises comply with the requirements of Title III of the Americans with Disabilities Act of 1992 (42 U.S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services operated by Private Entities, and all amendments thereto or statutes substituted, therefor, now hereafter adopted or in effect.

                              Gabrielsen & Company
                           711 Grand Avenue, Suite 250
                              San Rafael. CA 94901
                                 (415) 454-1600
                               Fax (415) 256-2888



                                   EXHIBIT "E"

                            LINDA MAR SHOPPING CENTER
                EMPLOYEE AND TENANT PARKING RULES AND REGULATIONS

The following rules and regulations are specifically designed for the Linda Mar Shopping Center located at Highway 1 and Linda Mar Boulevard.

      1. All tenants and employees of tenants are required to park in the areas specifically designated as "Employee Parking" on the following page.

      2 All spaces designated as "Handicapped" may be subject to any and all laws applicable within the City of Pacifica for similarly designated Public Parking. The Pacifica Police may issue citations for violations of these Zones.

      3. All other specially designated areas, such as red, yellow, green, or white zones, may be subject to any and all laws applicable within the City of Pacifica for similarly designated Public Parking. The Pacifica Police may issue citations for violations of these zones

      4. All areas not designated as "Employee Parking" or as one on the zones indicated in number three (3) above will be considered Public Parking Areas, intended for the use of customers only. Public Parking is limited to three (3) hours. Vehicles exceeding the limit may be removed at the vehicle owner's expense.

      5. Tenants or tenant employees parking in the Public Parking Areas are considered to be in default of the Common Area clause of their Lease.

               The above rules and regulations may be amended or
                     changed From time to time by Landlord.




                94-050 Farrington Highway o Waipahu. Hawaii 96797
                       (808) 677-6700 o Fax (808) 677-2427

                                   EXHIBIT "E"

                           LINDA MAR SHOPPING CENTER


                    [GRAPHIC OF EMPLOYEE PARKING LOT OMITTED]